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                                                                  Exhibit 1.1


                      CHARTER COMMUNICATIONS HOLDINGS, LLC
               CHARTER COMMUNICATIONS HOLDINGS CAPITAL CORPORATION

                    $600,000,000 8.250% Senior Notes due 2007
                   $1,500,000,000 8.625% Senior Notes due 2009
              $1,475,000,000 9.920% Senior Discount Notes due 2011

                                   ----------

                               Purchase Agreement

                                                              March 12, 1999

Goldman, Sachs & Co.
Chase Securities Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Bear, Stearns & Co. Inc.
NationsBanc Montgomery Securities LLC
Salomon Smith Barney Inc.
Credit Lyonnais Securities (USA), Inc.
First Union Capital Markets Corp.
Prudential Securities Incorporated
TD Securities (USA) Inc.
CIBC Oppenheimer Corp.
Nesbitt Burns Securities Inc.
c/o Goldman, Sachs & Co.
85 Broad Street,
New York, New York  10004

Ladies and Gentlemen:

            Charter Communications Holdings, LLC, a Delaware limited liability company (the "Company"), and Charter Communications Holdings Capital Corporation, a Delaware corporation ("Charter Capital" and, together with the Company, the "Issuers"), propose, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the "Purchasers") (i) an aggregate of $600,000,000 principal amount of 8.250% Senior Notes due 2007 (the "Eight-Year Senior Notes"), (ii) an aggregate of $1,500,000,000 principal amount of 8.625% Senior Notes due 2009 (the "Ten-Year Senior Notes" and, together with the Eight-Year Senior Notes, the "Senior Notes") and (iii) an aggregate of $1,475,000,000 principal amount at maturity (approximately $905,561,500 gross proceeds) of 9.920% Senior Discount Notes due 2011 (the "Senior Discount Notes" and, together with the Senior Notes, the "Notes"). The Eight-Year Senior Notes will be unconditionally guaranteed (the "Eight-Year Senior Note Guarantees" and, together with the Eight-Year Senior Notes, the "Eight-Year Senior Securities"), the Ten-Year Senior Notes will be unconditionally guaranteed (the "Ten-Year Senior Note Guarantees" and, together with the Ten-Year Senior Notes, the "Ten-Year Senior Securities"), and the Senior Discount Notes will be unconditionally guaranteed (the "Senior Discount Guarantees" and, together with the Senior Discount Notes, the "Senior Discount Securities"), each as to payment of principal, premium (if any) and interest on a senior unsecured basis by Marcus Cable Holdings, LLC, a Delaware limited liability company (the "Guarantor"). For the purposes of this agreement, the term

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"Senior Note Guarantees" means the Eight-Year Senior Note Guarantees and the
Ten-Year Senior Note Guarantees, collectively; the term "Guarantees" means the Senior Note Guarantees and the Senior Discount Guarantees, collectively; the term "Senior Securities" means the Eight-Year Senior Securities and the Ten-Year Senior Securities, collectively; and the term "Securities" means the Senior Securities and the Senior Discount Securities, collectively. The Notes will be equally and ratably secured by a pledge by the Company of the senior note of the Guarantor due April 1, 2007 in the principal amount of approximately $1.5 billion (the "Mirror Note") pursuant to a pledge agreement (the "Company Pledge Agreement") to be dated March 17, 1999. The Mirror Note will be secured by the pledge by the Guarantor to the Company of all of the membership interests of Marcus Cable Company, L.L.C., a wholly owned subsidiary of the Guarantor, pursuant to a pledge agreement (the "Guarantor Pledge Agreement" and, together with the Company Pledge Agreement, the "Pledge Agreements"), to be dated March 17, 1999. The Pledge Agreements and the Mirror Note are herein referred to as the "Pledge Documents." If the merger of the Guarantor with and into the Company (the "Marcus Combination") has occurred prior to the issuance of the Notes, then the related Guarantees will not be issued and the Pledge Documents will not be executed.

            1. The Issuers and the Guarantor represent and warrant to, and agree with, each of the Purchasers that:

            (a) A preliminary offering circular, dated February 24, 1999 (the "Preliminary Offering Circular") and an offering circular, dated March 12, 1999 (the "Offering Circular") have been prepared in connection with the offering of the Securities. The Preliminary Offering Circular and the Offering Circular and any amendments or supplements thereto did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuers by a Purchaser through Goldman, Sachs & Co. expressly for use therein;

            (b) None of the Issuers, the Guarantor or any of their subsidiaries has sustained since the date of the latest audited financial statements included in the Offering Circular any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, otherwise than as set forth or contemplated in the Offering Circular; and, since the respective dates as of which information is given in the Offering Circular, there has not been any change in the capital stock or other ownership interests or long-term debt of the Issuers, the Guarantor or any of their subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, members' or stockholders' equity or results of operations of the Issuers, the Guarantor and their subsidiaries, otherwise than as set forth or contemplated in the Offering Circular;

            (c) Each of the Issuers, the Guarantor and their subsidiaries has good and marketable title in fee simple to all real property and good and valid title to all personal property owned by it reflected as owned in the financial statements or elsewhere


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      in the Offering Circular, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Circular or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Issuers, the Guarantor and their subsidiaries; and any real property and buildings held under lease by the Issuers, the Guarantor and their subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Issuers, the Guarantor and their subsidiaries;

            (d) Each of the Company and the Guarantor has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, and Charter Capital has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; each of the Issuers and the Guarantor has power and authority to own its properties and conduct its business as described in the Offering Circular, and has been duly qualified as a foreign corporation or limited liability company, as the case may be, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no liability or disability by reason of the failure to be so qualified in any such jurisdiction, except such as would not, individually or in the aggregate, have a material adverse effect on the current or future financial position, members' or stockholders' equity or results of operations of the Issuers, the Guarantor and their subsidiaries taken as a whole (a "Material Adverse Effect"); and each subsidiary of the Issuers and the Guarantor (other than Charter Capital) has been duly formed and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of formation;

            (e) All of the outstanding ownership interests of the Issuers and the Guarantor have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the outstanding ownership interests of each subsidiary of the Issuers have been duly and validly authorized and issued, are fully paid and non-assessable and (except as otherwise set forth in the Offering Circular) are owned directly or indirectly by the Issuers and the Guarantor, free and clear of all liens, encumbrances, equities or claims;

            (f) The Eight-Year Senior Notes have been duly authorized and, when executed by the Issuers and authenticated by the Trustee (as defined) in accordance with the provisions of the Eight-Year Senior Note Indenture (as defined) and when delivered to, and paid for, by the Purchasers in accordance with the terms of this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Issuers entitled to the benefits provided by the indenture to be dated as of March 17, 1999 (the "Eight-Year Senior
      Note Indenture") between the Issuers, the Guarantor and Harris Trust and Savings Bank, as trustee (the "Trustee"), under which they are to be issued and enforceable against the Issuers in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;


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            (g) The Ten-Year Senior Notes have been duly authorized and, when executed by the Issuers and authenticated by the Trustee in accordance with the provisions of the Ten-Year Senior Note Indenture (as defined) and when delivered to, and paid for, by the Purchasers in accordance with the terms of this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Issuers entitled to the benefits provided by the indenture to be dated as of March 17, 1999 (the "Ten-Year Senior Note Indenture" and, together with the Eight-Year Senior Note Indenture, the "Senior Note Indentures") between the Issuers, the Guarantor and the Trustee, under which they are to be issued and enforceable against the Issuers in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

            (h) The Senior Discount Notes have been duly authorized and, when executed by the Issuers and authenticated by the Trustee in accordance with the provisions of the Senior Discount Note Indenture (as defined) and when delivered to, and paid for, by the Purchasers in accordance with the terms of this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Issuers entitled to the benefits provided by the indenture to be dated as of March 17, 1999 (the "Senior Discount Note Indenture" and, together with the Senior Note Indentures, the "Indentures") between the Issuers, the Guarantor and the Trustee, under which they are to be issued and enforceable against the Issuers in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Notes will conform to the descriptions thereof in the Offering Circular and will be in substantially the form previously delivered to you;

            (i) The Guarantees have been duly authorized by the Guarantor, and when the Notes are executed by the Issuers and authenticated by the Trustee in accordance with the provisions of the Indentures and, in the case of the Notes, delivered to and paid for by the Purchasers in accordance with the provisions of this Agreement, will constitute legal, valid and binding obligations of the Guarantor entitled to the benefits provided by the Indentures and enforceable against the Guarantor in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Guarantees will conform in all material respects to the descriptions thereof in the Offering Circular;

            (j) The Indentures have been duly authorized and, when executed and delivered by the Issuers and the Guarantor (and assuming the due execution and delivery thereof by the Trustee), the Indentures will constitute valid and legally binding instruments, enforceable against the Issuers and the Guarantor in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; the Indentures meet the requirements for qualification under the Trust Indenture Act; and the Indentures will conform in all material respects to the descriptions thereof in the Offering Circular;


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            (k) The exchange and registration rights agreements to be entered into between the Issuers, the Guarantor and the Purchasers relating to the Securities, substantially in the form of Exhibits A, B and C hereto (the "Registration Rights Agreements"), have been duly authorized by the Issuers and the Guarantor, and when executed and delivered by the Issuers and the Guarantor (assuming the due execution and delivery thereof by the Purchasers), will constitute valid and legally binding instruments, enforceable against the Issuers and the Guarantor in accordance with their terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization and other laws of general applicability relating to creditors' rights and (ii) general principles of equity, and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations; and the Registration Rights Agreements will conform in all material respects to the descriptions thereof in the Offering Circular;

            (l) The Exchange Notes (as defined in each of the Registration Rights Agreements) have been duly authorized by the Issuers and the Guarantor and, when executed, authenticated, issued and delivered in accordance with the Indentures and the Registration Rights Agreements (assuming the due authorization, execution and delivery of the Indentures by the Trustee), will constitute valid and legally binding instruments, entitled to the benefits provided by the Indentures under which they are to be issued, and enforceable against the Issuers and the Guarantor in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Exchange Notes will conform in all material respects to the descriptions thereof in the Offering Circular;

            (m) The Mirror Note has been duly authorized by the Guarantor and, when executed by the Guarantor, will constitute the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

            (n) The Company Pledge Agreement, when duly executed and delivered by the parties thereto, will create and constitute a valid and enforceable security interest in, lien upon or pledge of the Mirror Note, subject to no other security interest, claim, lien, encumbrance or adverse interest of any nature and no right or option to acquire the same in favor of any other person or entity, except as permitted by the Company Pledge Agreement. Upon the filing of UCC-1 financing statements in appropriate form in the requisite filing offices, the security interest, lien or pledge created by the Company Pledge Agreement will be a perfected security interest with respect to that portion of such pledged collateral in which a security interest can be perfected by the filing of a financing statement, prior to all other claims or security interests therein except as permitted by the Company Pledge Agreement. The Company Pledge Agreement has been duly and validly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization or other laws of general applicability affecting creditors' rights and to general equity principles;


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            (o) The Guarantor Pledge Agreement, when duly executed and delivered by the parties thereto, will create and constitute a valid and enforceable security interest in, lien upon or pledge of the capital stock of Marcus Cable Company, L.L.C., subject to no other security interest, claim, lien, encumbrance or adverse interest of any nature and no right or option to acquire the same in favor of any other person or entity, except as permitted by the Guarantor Pledge Agreement. Upon the filing of UCC-1 financing statements in appropriate form in the requisite filing offices, the security interest, lien or pledge created by the Guarantor Pledge Agreement will be a perfected security interest with respect to that portion of such pledged collateral in which a security interest can be perfected by the filing of a financing statement, prior to all other claims or security interests therein except as permitted by the Guarantor Pledge Agreement. The Guarantor Pledge Agreement has been duly and validly authorized by the Guarantor and, when executed and delivered by the Guarantor, will constitute a valid and legally binding agreement of the Guarantor enforceable against the Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization or other laws of general applicability affecting creditors' rights and to general equity principles;

            (p) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934 (the "Exchange Act"), or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

            (q) Prior to the date hereof, none of the Issuers, the Guarantor or any of their affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Issuers or the Guarantor in connection with the offering of the Securities;

            (r) The issue and sale of the Securities and the compliance by the Issuers and the Guarantor with all of the provisions of the Securities, the Indentures, the Registration Rights Agreements, the Pledge Documents and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease, license, franchise agreement, permit or other agreement or instrument to which the Issuers, the Guarantor or any of their subsidiaries is a party or by which the Issuers, the Guarantor or any of their subsidiaries is bound or to which any of the property or assets of the Issuers, the Guarantor or any of their subsidiaries is subject, other than such conflicts, breaches, violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, nor will such action result in any violation of the provisions of the Charter or by-laws (or other organizational document) of the Issuers or the Guarantor nor will such action result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body, including without limitation, the Federal Communications Act of 1934, as amended, the Cable Communications Policy Act of 1984, the Cable Television Consumer Protection and Competition Act of 1992 and the Telecommunications Reform Act of 1996 (collectively, the


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      "Cable Acts") or any order, rule or regulation of the Federal
      Communications Commission (the "FCC"), having jurisdiction over the Issuers, the Guarantor or any of their subsidiaries or any of their properties, other than such violations which would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required, including, without limitation, under the Cable Acts or any order, rule or regulation of the FCC, for the issue and sale of the Securities or the consummation by the Issuers and the Guarantor of the transactions contemplated by this Agreement, the Indentures, the Registration Rights Agreements or the Pledge Documents, except such consents, approvals, authorizations, registrations or qualifications as have been made and except as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers and except such as will be made in the case of the Registration Rights Agreements or such as may be required by the National Association of Securities Dealers, Inc. ("NASD");

            (s) None of the Issuers, the Guarantor or any of their subsidiaries is (a) in violation of its Charter or by-laws (or other organizational document), (b) in default in the performance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease, license, permit or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or (c) in violation of any law, statute, rule or regulation or any judgment, decree or order, in any such case, of any domestic or foreign court or governmental or regulatory agency or other body having jurisdiction over the Issuers, the Guarantor or their subsidiaries, or any of their properties or assets, including, without limitation, the Cable Acts or any order, rule or regulation of the FCC, except, in the case of clauses (b) and (c), such as would not individually or in the aggregate have a Material Adverse Effect;

            (t) The statements set forth in the Offering Circular under the captions "Description of Notes," insofar as they purport to constitute a summary of the terms of the Securities, under the captions "Risk Factors," "Business," "Regulation and Legislation," "Certain Relationships and Related Transactions," "Description of the Credit Facilities" and "Certain Federal Tax Considerations," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects;

            (u) Other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Issuers, the Guarantor or any of their subsidiaries is a party or of which any property of the Issuers, the Guarantor or any of their subsidiaries is the subject which, if determined adversely to the Issuers, the Guarantor or any of their subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best knowledge of the Issuers and the Guarantor and except as disclosed in the Offering Circular, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

            (v) Each of the Issuers and the Guarantor carries insurance (including self-insurance) in such amounts and covering such risks as in its reasonable determination is adequate for the conduct of its business and the value of its properties;


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            (w) Except as set forth in the Offering Circular, there is no strike, labor dispute, slowdown or work stoppage with the employees of any of the Issuers or the Guarantor or their subsidiaries which is pending or, to the best knowledge of the Issuers and the Guarantor, threatened which would, individually or in the aggregate, have a Material Adverse Effect;

            (x) None of the Issuers or the Guarantor is, or after giving effect to the offering and sale of the Securities will be, an "investment company," as such term is defined in the United States Investment Company Act of 1940, as amended (the "Investment Company Act");

            (y) None of the Issuers, the Guarantor or any of their subsidiaries, or any person acting on its or their behalf (other than the Purchasers, as to whom the Issuers, the Guarantor and their subsidiaries make no representation) has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act of 1933 (the "Act") or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act and the Issuers, the Guarantor, any affiliate of the Issuers or the Guarantor and any person acting on its or their behalf (other than the Purchasers, as to whom the Issuers, the Guarantor and their subsidiaries make no representation) has complied with and will implement the "offering restriction" within the meaning of such Rule 902;

            (z) Within the preceding six months, none of the Issuers, the Guarantor or any other person acting on behalf of the Issuers or the Guarantor has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchasers hereunder. The Issuers and the Guarantor will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by the Issuers and the Guarantor, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Issuers by Goldman, Sachs & Co.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act;

            (aa) The audited consolidated financial statements of the Issuers, the Guarantor and their subsidiaries included in the Offering Circular present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Issuers, the Guarantor and their subsidiaries at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The summary and selected financial and statistical data in the Offering Circular present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein;


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            (bb) The pro forma financial statements (including the notes thereto) and the other pro forma financial information included in the Offering Circular (i) comply as to form in all material respects with the applicable requirements of Regulation S-X for Form S-1 promulgated under the Exchange Act, as amended, and (ii) have been properly computed on the bases described therein; the assumptions used in the preparation of the pro forma financial data and other pro forma financial information included in the Offering Circular are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein;

            (cc) Arthur Andersen LLP and KPMG LLP, who have certified certain financial statements of the Issuers, the Guarantor and their subsidiaries, are, based upon such representations by such firms to us, each independent public accountants as required by the Act and the rules and regulations of the Commission thereunder; and Ernst & Young LLP, who have certified certain financial statements of Renaissance Media Group LLC and the combined statements of the Picayune, MS, Lafourche, LA, St. Tammany, LA, St. Landry, LA, Point Coupee, LA and Jackson, TN cable television systems, are, based upon such representation by such firm to us, independent public accountants as required by the Act and the rules and regulations thereunder;

            (dd) The Issuers and the Guarantor have reviewed their operations and those of their subsidiaries to evaluate the extent to which the business or operations of the Issuers, the Guarantor or any of their subsidiaries will be affected by the Year 2000 Problem. As a result of such review, except as disclosed in the Offering Circular the Issuers and the Guarantor have no reason to believe that the Year 2000 Problem will have a Material Adverse Effect or result in any material loss or interference with the business or operations of either of the Issuers or the Guarantor or their subsidiaries. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000;

            (ee) The Issuers, the Guarantor and their subsidiaries own or possess, or can acquire on reasonable terms, adequate licenses, trademarks, service marks, trade names, copyrights and know-how (including trade secrets and other proprietary or confidential information, systems or procedures) (collectively, "intellectual property") necessary to conduct the business now or proposed to be operated by each of them as described in the Offering Circular, except where the failure to own, possess or have the ability to acquire any such intellectual property would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Issuers, the Guarantor or any of their subsidiaries has received any notice of infringement of or conflict with (and none actually knows of any such infringement of or conflict with) asserted rights of others with respect to any of such intellectual property which, if any such assertions of infringement or conflict were sustained, individually or in the aggregate, would have a Material Adverse Effect;

            (ff) Except as described in the Offering Circular, the Issuers, the Guarantor and their subsidiaries have obtained all consents, approvals, orders, certificates, licenses, permits, franchises and other authorizations of and from, and have made all declarations and filings with, all governmental and regulatory authorities (including, without limitation, the FCC), all self-regulatory organizations and all courts and other tribunals legally necessary to own, lease, license and use their respective properties and assets and to conduct their respective businesses in the manner described in the Offering Circular, except to the extent that the failure to so obtain or file, individually or in the aggregate, would not have a Material Adverse Effect;

            (gg) The Issuers, the Guarantor and their subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns required to be filed as of the date hereof, except where the failure to so file such returns would not result, individually or in the aggregate, in a Material Adverse Effect, and have paid all taxes shown as due thereon; and there is no tax deficiency that has been asserted against the Issuers, the Guarantor or any of their subsidiaries that could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect;

            (hh) The Issuers, the Guarantor and their subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and

            (ii) Each of the franchises held by the Issuers, the Guarantor and their subsidiaries that are material to the Issuers, the Guarantor and their subsidiaries taken as a whole is in full force and effect, with no material restrictions or qualifications; such franchises constitute all of the franchises necessary for the Issuers and the Guarantor to conduct their business in the manner and to the full extent now operated and as described in the Offering Circular; and to the best knowledge of the Issuers and the Guarantor, no event has occurred which permits, or with notice or lapse of time or both would permit, the revocation or non-renewal of any franchises, assuming the filing of timely renewal applications and the timely payment of all applicable filing and regulatory fees to the applicable franchising authority, or which might result, individually or in the aggregate, in any other material impairment of the rights of the Issuers, the Guarantor and their subsidiaries in the franchises. Except as described in the Offering Circular, the Issuers and the Guarantor have no reason to believe that any franchise that is required for the operation of the Issuers, the Guarantor and their subsidiaries will not be renewed in the ordinary course.

            2. (a) Subject to the terms and conditions herein set forth, the Issuers agree to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Issuers, at a purchase price of 97.733% of the principal amount thereof, plus accrued interest, if any, from March 17, 1999 to the Time of Delivery hereunder, the principal amount of Eight-Year Senior Notes set forth opposite the name of such Purchaser in Schedule I hereto.

                  (b) Subject to the terms and conditions herein set forth, the Issuers agree to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Issuers, at a purchase price of 97.695 % of the principal amount thereof, plus accrued interest, if any, from March 17, 1999 to the Time of Delivery hereunder, the principal amount of Ten-Year Senior Notes set forth opposite the name of such Purchaser in Schedule I hereto.

                  (c) Subject to the terms and conditions herein set forth, the Issuers agree to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Issuers, at a purchase price of 60.0126% of the principal amount at maturity thereof, plus accretion, if any, from March 17, 1999 to the Time of Delivery hereunder, the principal amount at maturity of Senior Discount Notes set forth opposite the name of such Purchaser in Schedule I hereto.

            3. Upon the authorization by you of the release of the Securities, the several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser hereby represents and warrants to, and agrees with the Issuers that:

            (a) It will offer and sell the Securities only: (i) to persons who it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A or (ii) upon the terms and conditions set forth in Annex I to this Agreement;

            (b) It is a QIB; and

            (c) It has not offered and will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.

            4. (a) The Securities to be purchased by each Purchaser hereunder will be represented by definitive global Securities in book-entry form which will be deposited by or on behalf of the Issuers with The Depository Trust Company ("DTC") or its designated custodian. The Issuers will deliver the Securities to Goldman, Sachs & Co., for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer of same day funds wired in accordance with the written instructions of the Company, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The Issuers will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on March 17, 1999 or such other time and date as Goldman, Sachs & Co. and the Issuers may agree upon in writing. Such time and date are herein called the "Time of Delivery."

            (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 7(h) hereof, will be delivered at such time and date at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005 or such other location as the parties mutually agree (the "Closing Location"), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 3 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

            5. Each of the Issuers and the Guarantor agree with each of the
Purchasers:

            (a) To prepare the Offering Circular in a form approved by you; to make no amendment or any supplement to the Offering Circular which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

            (b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith neither the Issuers nor the Guarantor shall be required to qualify as a foreign corporation or limited liability company, as the case may be, or to file a general consent to service of process in any jurisdiction;

            (c) To furnish the Purchasers with copies of the Offering Circular and each amendment or supplement thereto signed by an authorized officer of each of the Issuers and the Guarantor with the independent accountants' report(s) in the Offering Circular, and any amendment or supplement containing amendments to the financial statements covered by such report(s), signed by the accountants, and additional copies thereof in such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

            (d) During the period beginning from the date hereof and continuing until the date six months after the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Issuers or the Guarantor that are substantially similar to the Securities;

            (e) Not to be or become, at any time prior to the expiration of two years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Issuers Act;

            (f) At any time when the Issuers or the Guarantor is not subject to
      Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of securities information (the "Additional Issuer Information") satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

            (g) To use its best efforts to cause the Securities to be eligible for the PORTAL trading system of the NASD;

            (h) To furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, members' or stockholders' equity and cash flows of the Issuers and the Guarantor and their consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Circular), to make available to holders of the Securities consolidated summary financial information of the Issuers, the Guarantor and their subsidiaries for such quarter in reasonable detail;

            (i) During a period of three years from the date of the Offering Circular, to furnish to you copies of all reports or other communications (financial or other) furnished to holders of ownership interests of the Issuers and the Guarantor for which the Issuers and the Guarantor otherwise would be required to file Form 8-K under the Exchange Act if they were subject to the reporting requirements of the Exchange Act and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Securities or any class of securities of the Issuers or the Guarantor is listed; and (ii) such additional information concerning the business and financial condition of the Issuers and the Guarantor as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Issuers, the Guarantor and their subsidiaries are consolidated in reports furnished to the holders of their ownership interests generally or to the Commission);

            (j) During the period of two years after the Time of Delivery, none of the Issuers or the Guarantor will, and none will permit any of its "affiliates" (as defined in Rule 144 under the Act) to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them;

            (k) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Circular under the caption "Use of Proceeds"; and

            (l) If the Marcus Combination has not been consummated on or prior to the Closing Date, then the Issuers and the Guarantor will take all commercially reasonable actions necessary to consummate the Marcus Combination as soon as is reasonably practicable thereafter.

            6. Each of the Issuers and the Guarantor covenants and agrees with the several Purchasers that the Issuers and the Guarantor will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Issuers' and the Guarantor's counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation, printing and filing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Indentures, the Registration Rights Agreements, the Pledge Documents, the Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in
Section 5(b) hereof, including the fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities;
(vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indentures and the Securities; (vii) any cost incurred in connection with the designation of the Securities for trading in PORTAL; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

            7. The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Issuers and the Guarantor herein are, at and as of the Time of Delivery, true and correct, the condition that the Issuers and the Guarantor shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

            (a) Cahill Gordon & Reindel, counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated the Time of Delivery, with respect to such matters as you may reasonably request.

            (b) Paul, Hastings, Janofsky & Walker LLP, counsel for the Issuers, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

                  (i) The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, and Charter Capital has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; each of the Issuers has the organizational power and authority to own its properties and conduct its business as described in the Offering Circular;

                  (ii) Each of the subsidiaries of the Issuers (other than
            Charter Capital) listed on Schedule A attached to such counsel's opinion (the "Charter Subsidiaries") has been duly incorporated or formed, as the case may be, and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of formation;

                  (iii) To the best of such counsel's knowledge and other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Issuers or any of the Charter Subsidiaries is a party or of which any property of the Issuers or any of the Charter Subsidiaries is the subject which, if determined adversely to the Issuers or any of the Charter Subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of such counsel's knowledge and other than as set forth in the Offering Circular, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                  (iv) This Agreement has been duly authorized, executed and delivered by the Issuers;

                  (v) The Notes have been duly authorized by the Issuers, and, when executed and authenticated in accordance with the provisions of the Indentures and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, will be valid and legally binding obligations of the Issuers, entitled to the benefits provided by the Indentures and enforceable against the Issuers in accordance with their terms, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency or other similar laws affecting creditors' rights generally and to general equity principles;

                  (vi) Assuming the Guarantees have been duly authorized by the
            Guarantor, the Guarantees, when the Notes are executed by the Issuers and authenticated by the Trustee in accordance with the provisions of the Indentures (assuming the due authorization, execution and delivery thereof by the Trustee) and, in the case of the Notes, delivered to and paid for by the Purchasers in accordance with this Agreement, will constitute a legal, valid and binding obligation of the Guarantor entitled to the benefits provided by the Indentures and enforceable against the Guarantor in accordance with their terms, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency or other similar laws affecting creditors' rights generally and to general equity principles;

                  (vii) Assuming the Mirror Note has been duly authorized and executed by the Guarantor, the Mirror Note will constitute a legal, valid and binding obligation of the Guarantor entitled to the benefits provided by the Mirror Note and enforceable against the Guarantor in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency or other similar laws affecting creditors' rights generally and to general equity principles;

                  (viii) The Company Pledge Agreement has been duly authorized and executed by the Company. The Company Pledge Agreement, together with the delivery of the Mirror Note to the Trustee in the State of New York, will create in favor of the Trustee a valid and perfected security interest therein as security for the Secured Obligations (as defined in the Company Pledge Agreement). Assuming that the Trustee took delivery of the Mirror Note without notice of any adverse claim (within the meaning of the Uniform Commercial Code as in effect in the State of New York as of the date hereof (the "UCC")), the Trustee will acquire its interest in the Mirror Note free of any adverse claim;

                  (ix) The Guarantor Pledge Agreement, together with the
            delivery of the certificates evidencing membership interests of Marcus Cable Company, L.L.C., duly endorsed in the name of the Company or in blank (or accompanied by a document of assignment duly executed in the name of the Company or in blank), to the Company in the State of New York, will create in favor of the Company a valid and perfected security interest therein as security for the Secured Obligations (as defined in the Guarantor Pledge Agreement). Assuming that the Company took delivery of such certificates without notice of any adverse claim (within the meaning of the UCC), the Company will acquire its interest in such certificates free of any adverse claim;

                  (x) The Indentures have been duly authorized, executed and delivered by the Issuers and (assuming the due authorization, execution and delivery by the Guarantor and the due execution and delivery thereof by the Trustee) constitute valid and legally binding instruments, enforceable against the Issuers and the Guarantor in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                  (xi) The Registration Rights Agreements have been duly
            authorized, executed and delivered by the Issuers and (assuming the due authorization, execution and delivery by the Guarantor and the due execution and delivery thereof by the Purchasers) constitute valid and legally binding instruments, enforceable against the Issuers and the Guarantor in accordance with their terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization and other laws of general applicability relating to creditors' rights and (ii) general principles of equity, and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations;

                  (xii) The Exchange Notes have been duly authorized by the
            Issuers and (assuming the due authorization by the Guarantor), when executed, authenticated, issued and delivered in accordance with the Indentures and the Registration Rights Agreements (assuming the due authorization, execution and delivery of the Indentures by the Trustee), will constitute valid and legally binding instruments, entitled to the benefits provided by the Indentures under which they are to be issued, and enforceable against the Issuers in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                  (xiii) The Securities, the Exchange Notes, the Indentures, the
            Registration Rights Agreements and the Pledge Documents conform in all material respects to the descriptions thereof in the Offering Circular;

                  (xiv) The issue and sale of the Securities and the compliance by the Issuers with all of the provisions of the Securities, the Indentures, the Registration Rights Agreements, the Pledge Documents and this Agreement and the consummation of the transactions herein and therein contemplated will not, to the best of our knowledge, result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease, license, permit or other agreement or instrument specifically identified to such counsel by the Issuers as material to the Issuers on a schedule, nor do any such actions result in any violation of the provisions of the charter or by-laws (or other organizational document) of the Issuers or any Federal or New York State statute or any order, rule or regulation of any Federal or New York State court or governmental agency or body having jurisdiction over the Issuers or any of the Charter Subsidiaries or any of their properties;

                  (xv) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Issuers of the transactions contemplated by this Agreement, the Indentures, the Registration Rights Agreements or the Pledge Documents, except such consents, approvals, authorizations, registrations or qualifications as have been obtained or as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers;

                  (xvi) The statements set forth in the Offering Circular under the caption "Description of Notes," insofar as they purport to constitute a summary of the terms of the Securities, and under the captions "Certain Relationships and Related Transactions -- Management Agreements -- Management Agreements Relating to the Charter Companies and -- The New Management Agreement," "Description of the Credit Facilities" and "Certain Federal Tax Considerations," insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly summarize the provisions of any such laws and documents in all material respects;

                  (xvii) Assuming the accuracy of the representations and
            warranties of the Issuers and the Guarantor contained in Sections 1(y) and (z) of this Agreement and the representations and warranties of the Purchasers contained in Section 3 of this Agreement, no registration of the Securities under the Act, and no qualification of an indenture under the United States Trust Indenture Act of 1939 with respect thereto, is required for the offer, sale and initial resale of the Securities by the Purchasers in the manner contemplated by this Agreement; and

                  (xviii) Neither of the Issuers is an "investment company," as such term is defined in the Investment Company Act.

            Such opinion shall also state that such counsel has no reason to believe that the Offering Circular and any further amendments or supplements thereto made by the Issuers prior to the Time of Delivery (other than the financial statements therein, as to which such counsel need express no opinion) contained as of its date or contains as of the Time of Delivery an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (c) Cole, Raywid & Braverman, L.L.P., special communications counsel to the Issuers and the Guarantor, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance reasonably satisfactory to you, to the effect that:

                  (i) The issue and sale of the Securities and the compliance by the Issuers and the Guarantor with all of the provisions of the Securities, the Indentures, the Registration Rights Agreements, the Pledge Documents and this Agreement and the consummation of the transactions herein and therein contemplated do not and will not contravene the Cable Acts or any order, rule or regulation of the FCC, having jurisdiction over the Issuers and the Guarantor or any of their subsidiaries or over any of their property;

                  (ii) To the best of such counsel's knowledge, no consent,
            approval, authorization or order of, or registration, qualification or filing with, any court or regulatory authority or other governmental agency or instrumentality is required under the Cable Acts or any order, rule or regulation of the FCC in connection with the issue and sale of the Securities and the compliance by the Issuers and the Guarantor with all of the provisions of the Securities, the Indentures, the Registration Rights Agreements, the Pledge Documents and this Agreement and the consummation of the transactions herein and therein contemplated;

                  (iii) The statements set forth in the Offering Circular under the captions "Risk Factors -- Risks Associated with Regulation of the Cable Industry" and "Regulation and Legislation," insofar as they constitute summaries of laws referred to therein, including the Cable Acts and the published rules, regula-tions and policies promulgated by the FCC thereunder, fairly summarize the matters described therein;

                  (iv) To the knowledge of such counsel based solely upon its review of publicly available records of the FCC and operational information provided by the Company's management, the Company, the Guarantor and their subsidiaries hold all FCC licenses for Cable Antennae Relay Services necessary to conduct the business of the Company, the Guarantor and their subsidiaries as currently conducted, except to the extent the failure to hold such FCC licenses would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect;

                  (v) To the knowledge of such counsel based solely upon its review of publicly available records of the FCC and operational information provided by the Company's management, during the time the cable systems of the Company and its subsidiaries have been owned by the Company and its subsidiaries and except for those systems previously owned or controlled by the Guarantor, all registration statements have been filed with the FCC; all frequencies within the restricted aeronautical and navigational bands (i.e., 108-136 and 225-400 MHz) which are currently being used in connection with the operation of the cable systems of the Company and its subsidiaries have been authorized for such use by the FCC except to the extent failure to have such authorization would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and each of the cable systems of the Company and its subsidiaries subject to EEO compliance certification by the FCC has been certified by the FCC for annual EEO compliance during the time such cable systems of the Company and its subsidiaries have been owned by the Company and its subsidiaries; except for 1998 EEO filings, for which EEO certification is still pending, and except to the extent failure to have such certification would not, individually or in the aggregate, be reasonably expected to have a Materially Adverse Effect; and

                  (vi) Except as disclosed in the Offering Circular and except with respect to rate regulation matters, and general rulemakings and similar matters relating generally to the cable television industry, to such counsel's knowledge, based solely upon its review of the publicly available records of the FCC and upon inquiry of the Company's, the Guarantor's and their subsidiaries' management, during the time the cable systems of the Company, the Guarantor and their subsidiaries have been owned by the Company, the Guarantor and their subsidiaries (A) there has been no adverse FCC judgment, order or decree issued by the FCC relating to the ongoing operations of any of the Company, the Guarantor or one of their subsidiaries that has had or could reasonably be expected to have a Material Adverse Effect; and (B) there are no actions, suits, proceedings, inquiries or investigations by or before the FCC pending or threatened in writing against or specifically affecting the Company, the Guarantor or any of their subsidiaries or any cable system of the Company, the Guarantor or any of their subsidiaries which could, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.

            (d) Irell & Manella LLP, counsel for the Guarantor, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

                  (i) The Guarantor has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware; the Guarantor has the organizational power and authority to own its properties and conduct its business as described in the Offering Circular;

                  (ii) Each of the subsidiaries of the Guarantor listed on
            Schedule A attached to such counsel's opinion (the "Marcus Subsidiaries") has been duly incorporated or formed, as the case may be, and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of formation;

                  (iii) To the best of such counsel's knowledge and other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Guarantor or any of the Marcus Subsidiaries is a party or of which any property of the Guarantor or any of the Marcus Subsidiaries is the subject which, if determined adversely to the Guarantor or any of the Marcus Subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of such counsel's knowledge and other than as set forth in the Offering Circular, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                  (iv) This Agreement has been duly authorized, executed and delivered by the Guarantor;

                  (v) The Guarantees have been duly authorized by the Guarantor;

                  (vi) The Indentures have been duly authorized, executed and delivered by the Guarantor;

                  (vii) The Registration Rights Agreements have been duly
            authorized, executed and delivered by the Guarantor;

                  (viii) The Exchange Notes have been duly authorized by the
            Guarantor;

                  (ix) The Mirror Note has been duly authorized, executed and delivered by the Guarantor;

                  (x) The Guarantor Pledge Agreement has been duly authorized and executed by the Guarantor;

                  (xi) The issue and sale of the Securities and the compliance by the Guarantor with all of the provisions of the Securities, the Indentures, the Registration Rights Agreements, the Pledge Documents and this Agreement and the consummation of the transactions herein and therein contemplated will not, to the best of such counsel's knowledge, result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease, license, permit or other agreement or instrument specifically identified to such counsel by the Guarantor as material to the Guarantor, nor do any such actions result in any violation of the provisions of the Charter or by-laws (or other organizational document) of the Guarantor or any Federal or California State statute or any order, rule or regulation of any Federal or California State court or governmental agency or body having jurisdiction over the Guarantor or any of the Marcus Subsidiaries or any of their properties;

                  (xii) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Guarantor of the transactions contemplated by this Agreement, the Indentures, the Registration Rights Agreements or the Pledge Documents, except such consents, approvals, authorizations, registrations or qualifications as have been obtained or as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers;

                  (xiii) The statements set forth in the Offering Circular under the caption "Certain Relationships and Related Transactions -- Management Agreements -- Management Agreement Relating to the Marcus Companies," insofar as they purport to describe the documents referred to therein, fairly summarize the provisions of such documents in all material respects; and

                  (xiv) The Guarantor is not an "investment company," as such term is defined in the Investment Company Act.

            (e) Curtis Shaw, Esq., General Counsel of Charter Communications, Inc., shall have furnished to you his written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

                  (i) All of the outstanding ownership interests of the Issuers have been duly and validly authorized and issued and, assuming receipt by the Issuers of the requisite consideration therefor, are fully paid and non-assessable;

                  (ii) The Issuers and their subsidiaries have been duly
            qualified as a foreign corporation or limited liability company, as the case may be, in those jurisdictions set forth in a schedule to such counsel's opinion; and

                  (iii) All of the outstanding ownership interests of each
            subsidiary of the Issuers (other than Charter Capital) have been duly and validly authorized and issued and, assuming receipt by the Issuers of the requisite consideration therefor, are fully paid and non-assessable.

            (f) On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, each of Arthur Andersen LLP, KPMG LLP and Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you.

            (g) (i) None of the Issuers, the Guarantor or any of their subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, otherwise than as set forth or contemplated in the Offering Circular, and (ii) since the respective dates as of which information is given in the Offering Circular there shall not have been any change in the capital stock or long-term debt of the Issuers, the Guarantor or any of their subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Issuers, the Guarantor and their subsidiaries, otherwise than as set forth or contemplated in the Offering Circular, the effect of which, in any such case described in clause (i) or
      (ii), is in the judgment of the Purchasers so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Offering Circular.

            (h) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the debt securities of either of the Issuers or the Guarantor by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities of either of the Issuers or the Guarantor.

            (i) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iii) in the judgment of the Purchasers makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Offering Circular; or (iv) the occurrence of any material adverse change in the existing financial, political or economic conditions in the United States or elsewhere, which in the judgment of the Purchasers, would materially and adversely affect the financial markets or the market for the Securities and other debt securities.

            (j) The Securities shall have been designated for trading on PORTAL.

            (k) The Issuers and the Guarantor shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of each of the Issuers and the Guarantor satisfactory to you as to the accuracy of the representations and warranties of the Issuers and the Guarantor herein at and as of such Time of Delivery, as to the performance by the Issuers and the Guarantor of all of their obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (g) and (h) of this Section and as to such other matters as you may reasonably request.

            8. (a) The Issuers and the Guarantor, jointly and severally, will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Issuers and the Guarantor shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Issuers by any Purchaser through Goldman, Sachs & Co. expressly for use therein.

            (b) The Purchasers, severally and not jointly, will indemnify and hold harmless the Issuers and the Guarantor against any losses, claims, damages or liabilities to which the Issuers and the Guarantor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Issuers by such Purchaser through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Issuers and the Guarantor for any legal or other expenses reasonably incurred by the Issuers and the Guarantor in connection with investigating or defending any such action or claim as such expenses are incurred.

            (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Any indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties. The Issuers and the Guarantor shall not be required to indemnify the Purchasers for any amounts paid or payable by the Purchasers in the settlement of any action, proceeding or investigation without the written consent of the Company, which consent shall not be unreasonably withheld. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

            (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantor on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuers and the Guarantor on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Guarantor on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuers and the Guarantor bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers and the Guarantor on the one hand or the Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuers, the Guarantor and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

            (e) The obligations of the Issuers and the Guarantor under this
Section 8 shall be in addition to any liability which the Issuers and the Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 8 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Issuers and the Guarantor and to each person, if any, who controls the Issuers and the Guarantor within the meaning of the Act.

            9. (a) If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Issuers and the Guarantor shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Issuers that you have so arranged for the purchase of such Securities, or the Issuers and the Guarantor notify you that they have so arranged for the purchase of such Securities, you or the Issuers and the Guarantor shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Issuers and the Guarantor agree to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary. The term "Purchaser" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

            (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Issuers and the Guarantor as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-tenth of the aggregate principal amount of all the Securities, then the Issuers and the Guarantor shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

            (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Issuers and the Guarantor as pro-vided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-tenth of the aggregate principal amount of all the Securities, or if the Issuers and the Guarantor shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Issuers and the Guarantor, except for the expenses to be borne by the Issuers, the Guarantor and the Purchasers as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

            10. The respective indemnities, agreements, representations, warranties and other statements of the Issuers, the Guarantor and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Issuers and the Guarantor, or any officer or director or controlling person of the Issuers or the Guarantor, and shall survive delivery of and payment for the Securities.

            11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Issuers and the Guarantor shall not then be under any liability to any Purchaser except as provided in Sections 6 and 8 hereof; but, if for any other reason other than a termination pursuant to Section 7(i), the Securities are not delivered by or on behalf of the Issuers and the Guarantor as provided herein, the Issuers and the Guarantor will reimburse the Purchasers through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but the Issuers and the Guarantor shall then be under no further liability to any Purchaser except as provided in Sections 6 and 8 hereof.

            12. In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as Purchasers.

            All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to you as Purchasers in care of Goldman, Sachs & Co., 32 Old Slip, 9th Floor, New York, New York 10005, Attention: Registration Department; and if to the Issuers or the Guarantors shall be delivered or sent by mail, telex or facsimile transmission to the address of the Issuers and the Guarantor set forth in the Offering Circular, Attention: Secretary; provided, however, that any notice to a Purchaser pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth in its Purchasers' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Issuers and the Guarantor by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

            13. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Issuers, the Guarantor and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Issuers, the Guarantor and the Purchasers and each person who controls the Issuers, the Guarantor or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

            14. Time shall be of the essence of this Agreement.

            15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

            16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

            If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers, the Issuers and the Guarantor. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Issuers and the Guarantor for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                    Very truly yours,

                                    CHARTER COMMUNICATIONS HOLDINGS, LLC

                                    By: /s/ ELOISE ENGMAN
                                        -------------------------------------
                                        Name: Eloise Engman
                                        Title: Vice President


                                    CHARTER COMMUNICATIONS HOLDINGS
                                      CAPITAL CORPORATION

                                    By: /s/ ELOISE ENGMAN
                                        -------------------------------------
                                        Name: Eloise Engman
                                        Title: Vice President


                                    MARCUS CABLE HOLDINGS, LLC,
                                      as Guarantor

                                    By:  Marcus Cable Properties L.L.C.,
                                               as Manager

                                    By:  Marcus Cable Properties, Inc.,
                                               as Manager


                                    By: /s/ MARCY LIFTON
                                        -------------------------------------
                                        Name: Marcy Lifton
                                        Title: Senior Vice President and
                                               Assistant Secretary

Accepted as of the date hereof:

Goldman, Sachs & Co.
Chase Securities Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Bear, Stearns & Co. Inc.
NationsBanc Montgomery Securities LLC
Salomon Smith Barney Inc.
Credit Lyonnais Securities (USA), Inc.
First Union Capital Markets Corp.
Prudential Securities Incorporated
TD Securities (USA) Inc.
CIBC Oppenheimer Corp.
Nesbitt Burns Securities Inc.

By:  Goldman, Sachs & Co.

By: /s/ GOLDMAN, SACHS & CO.
    -----------------------------------
    Name:
    Title:

                                   SCHEDULE I

                                                       Principal Amount of
                                                     Eight-Year Senior Notes
Purchaser                                                to Be Purchased
---------                                                ---------------
Goldman, Sachs & Co. ............................        $120,000,000
Chase Securities Inc. ...........................         120,000,000
Donaldson, Lufkin & Jenrette
  Securities Corporation ........................         120,000,000
Bear, Stearns & Co. Inc. ........................          60,000,000
NationsBanc Montgomery Securities LLC ...........          60,000,000
Salomon Smith Barney Inc. .......................          60,000,000
Credit Lyonnais Securities (USA) Inc. ...........          12,000,000
First Union Capital Markets Corp. ...............          12,000,000
Prudential Securities Incorporated ..............          12,000,000
TD Securities (USA) Inc. ........................          12,000,000
CIBC Oppenheimer Corp. ..........................           6,000,000
Nesbitt Burns Securities Inc. ...................           6,000,000
                                                         ------------
              Total .............................        $600,000,000
                                                         ============

                                                       Principal Amount of
                                                      Ten-Year Senior Notes
Purchaser                                                to Be Purchased
---------                                                ---------------
Goldman, Sachs & Co. ............................        $300,000,000
Chase Securities Inc. ...........................         300,000,000
Donaldson, Lufkin & Jenrette
  Securities Corporation ........................         300,000,000
Bear, Stearns & Co. Inc. ........................         150,000,000
NationsBanc Montgomery Securities LLC ...........         150,000,000
Salomon Smith Barney Inc. .......................         150,000,000
Credit Lyonnais Securities (USA) Inc. ...........          30,000,000
First Union Capital Markets Corp. ...............          30,000,000
Prudential Securities Incorporated ..............          30,000,000
TD Securities (USA) Inc. ........................          30,000,000
CIBC Oppenheimer Corp. ..........................          15,000,000
Nesbitt Burns Securities Inc. ...................          15,000,000
                                                       --------------
              Total .............................      $1,500,000,000
                                                       ==============

                                                       Principal Amount At
                                                           Maturity of
                                                      Senior Discount Notes
Purchaser                                                to be Purchased
---------                                                ---------------
Goldman, Sachs & Co. ............................         $295,000,000
Chase Securities Inc. ...........................          295,000,000
Donaldson, Lufkin & Jenrette
  Securities Corporation ........................          295,000,000
Bear, Stearns & Co. Inc. ........................          147,500,000
NationsBanc Montgomery Securities LLC ...........          147,500,000
Salomon Smith Barney Inc. .......................          147,500,000
Credit Lyonnais Securities (USA) Inc.............           29,500,000
First Union Capital Markets Corp. ...............           29,500,000
Prudential Securities Incorporated ..............           29,500,000
TD Securities (USA) Inc. ........................           29,500,000
CIBC Oppenheimer Corp. ..........................           14,750,000
Nesbitt Burns Securities Inc. ...................           14,750,000
                                                        --------------
              Total .............................       $1,475,000,000
                                                        ==============

                                                                         ANNEX I

            (1) The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Purchaser represents that it has offered and sold the Securities, and will offer and sell the Securities (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery, only in accordance with Rule 903 of Regulation S or Rule 144A or pursuant to Paragraph 2 of this Annex I under the Act. Accordingly, each Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser agrees that, at or prior to confirmation of sale of Securities (other than a sale pursuant to Rule 144A, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

            "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in this paragraph have the meanings given to them by Regulation S.

            Each Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with its affiliates or with the prior written consent of the Issuers.

            (2) Notwithstanding the foregoing, Securities in registered form may be offered, sold and delivered by the Purchasers in the United States and to U.S. persons pursuant to Section 3 of this Agreement without delivery of the written statement required by paragraph (1) above.

            (3) Each Purchaser further represents and agrees that (i) it has not offered or sold and prior to the date six months after the date of issue of the Securities will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not re-


                                      A-I-1
sulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (b) it has complied, and will comply, with all applicable provisions of the Financial Services Act of 1986 of Great Britain with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 of Great Britain or is a person to whom the document may otherwise lawfully be issued or passed on.

            (4) Each Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. Each Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose. Each Purchaser agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except in any such case with Goldman, Sachs & Co.'s express written consent and then only at its own risk and expense.


                                      A-I-2

                                                                       EXHIBIT A

                         FORM OF EIGHT-YEAR SENIOR NOTE
                   EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

                                                                       EXHIBIT B

                          FORM OF TEN-YEAR SENIOR NOTE
                   EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

                                                                       EXHIBIT C

                          FORM OF SENIOR DISCOUNT NOTE
                   EXCHANGE AND REGISTRATION RIGHTS AGREEMENT


                                      C-1